Exhibit 99.1

Q3 2023 airbnb Shareholder Letter

Q3 2023 Key Financial Measures
Revenue Revenue of $3.4 billion increased 18% from Q3 2022 driven by strength in travel demand as well as a foreign exchange rate (“FX”) tailwind. $3.4B 18% Y/Y14% Y/Y (ex-FX)107% Y/4Y
Net Income Q3 net income of $4.4 billion included a one-time income tax benefit from the release of a valuation allowance (“VA”) of $2.8 billion on certain deferred tax assets. Excluding this, Adjusted Net Income was $1.6 billion. Net income margin was 129% and Adjusted Net Income Margin was 47%. $4.4B $4.3B (ex-FX)$1.2B Q3 2022 $266M Q3 201
Adjusted EBITDA* Our Q3 Adjusted EBITDA of $1.8 billion represented a 26% increase from Q3 2022, demonstrating the continued strength of the business and discipline in managing our cost structure. $1.8B 26% Y/Y20% Y/Y (ex-FX)486% Y/4Y
Free Cash Flow (“FCF”)* We generated $1.3 billion of both net cash provided by operating activities and FCF in Q3. Our trailing twelve months (“TTM”) FCF was a record $4.2 billion. $1.3B $958M Q3 2022$(75)M Q3 2019
$4.2B TTM FCF44% TTM FCF Margin Key Business Metrics
Gross Booking Value (“GBV”) Strong growth in Nights and Experiences Booked and a modest increase in ADR drove $18.3 billion of GBV in Q3 2023. $18.3B 17% Y/Y 14% Y/Y (ex-FX) 89% Y/4Y Nights and Experiences Booked In Q3 2023, Nights and Experiences Booked increased 14% compared to the prior year, driven by accelerated growth in all regions. 113.2M 14% Y/Y 32% Y/4Y * A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter. 2

Q3 2023 Shareholder Letter Q3 marked another quarter of strong results for Airbnb. Nights and Experiences Booked exceeded 113 million, growing 14% year-over-year and accelerating from Q2 2023. Revenue of $3.4 billion grew 18% year-over-year (14% ex-FX). Net income of $4.4 billion, or $1.6 billion excluding the one-time income tax benefit, was our most profitable Q3. Adjusted EBITDA was $1.8 billion, while Free Cash Flow grew 37% year-over-year to $1.3 billion. We continue to make significant progress across each of our strategic priorities: Make hosting mainstream: We’re focused on making hosting just as popular as traveling on Airbnb, and we believe our approach is working. Active listings grew 19% in Q3 2023 relative to Q3 2022, and we continued to see double-digit supply growth across all regions and markettypes. In Q3 alone, Airbnb Hosts earned more than $19 billion. We’ll continue to raise awareness around hosting, make it easier to get started, and improve the overall experience for Hosts. Perfect the core service: We’ve collected millions of pieces of feedback on how to improve Airbnb. Two years ago, we started doing twice-a-year product releases to address this feedback. Since then, we’ve launched more than 350 new features and upgrades to our core service. In the past year alone, this included improved customer service, total price display, and new tools to help Hosts set more competitive prices. In September, we shared the progress we’ve made to help lower cleaning fees, reduce prices and improve search and reliability. And on November 8, we’ll introduce dozens of new features aimed at making Airbnb more reliable. Expand beyond the core: We’ve made significant progress over the past three years building a strong and profitable business. In addition to laying the foundation for differentiated offerings for our Hosts and guests, we’ve been focused on international expansion. We’re investingin under-penetrated international markets and seeing great results. Following the successwe’ve seen in recent quarters in Germany and Brazil, Korea has now become one of our fastest growing countries compared to 2019, with gross nights booked 54% higher than they were in Q3 2019 on an origin basis. Q3 2023 Financial Results Here’s a snapshot of our Q3 2023 results: Q3 revenue was $3.4 billion, up 18% year-over-year. Revenue increased to $3.4 billion in Q3 2023 from $2.9 billion in Q3 2022, driven by solid growth in Nights and Experiences Booked, a modest increase in Average Daily Rate (“ADR”) and an FX tailwind. Q3 net income was $4.4 billion, including a one-time non-cash tax benefit. In Q3 2023, net income included a $2.8 billion one-time, non-cash income tax benefit driven by the release of a valuation allowance on certain of our deferred tax assets. Excluding the benefit of this one-time item, our Adjusted Net Income was $1.6 billion compared to $1.2 billion of net income in Q3 2022. Our Adjusted Net Income increased primarily due to our revenue growth, expense discipline and interest income. Adjusted Net Income Margin was 47%, up significantly compared to the 42% net income margin during Q3 2022. 3

Q3 Adjusted EBITDA was $1.8 billion, up 26% year-over-year. Adjusted EBITDA increased to $1.8 billion in Q3 2023 from $1.5 billion in Q3 2022, which demonstrates the continued strength of our business and discipline in managing our cost structure. Adjusted EBITDA margin was 54% compared to a Q3 2022 Adjusted EBITDA margin of 51%.1 Q3 Free Cash Flow was $1.3 billion, up 37% year-over-year. Net cash provided by operating activities increased to $1.3 billion in Q3 2023 from $964 million in Q3 2022. The increase in cash flow was driven by revenue and bookings growth as well as Adjusted Net Income Margin expansion. Our TTM FCF was $4.2 billion, representing a TTM FCF margin of 44%—a significant improvement from 41% a year ago.2 Q3 share repurchases of $500 million. Our Free Cash Flow generation enabled us to repurchase $500 million of our Class A common stock in Q3 2023. Since we began our share repurchases a little over a year ago, we have repurchased a total of $3.0 billion, enabling us to reduce our fully diluted share count from 698 million in Q3 2022 to 681 million at the end of Q3 2023. Business Highlights Our strong quarter was driven by a number of positive business highlights: Q3 was a record summer travel season on Airbnb. Nights and Experiences Booked grew 14% in Q3 2023 compared to a year ago. Across all geographies, we saw a sequential acceleration in the year-over-year growth rate of nights booked relative to Q2 2023, driven by increases in active bookers in each region. We were particularly encouraged by the year-over-year growth of first time bookers during Q3 2023. We are also seeing significant strength in our app relative to desktop and mobile web with 53% of our gross nights booked in the Airbnb app compared to 48% in Q3 2022. International expansion markets are gaining momentum. Cross-border nights booked grew by 17% in Q3 2023 compared to a year ago. As international travel continues to recover, we’re building greater momentum for Airbnb in under-penetrated markets. In Asia Pacific, our business has fully recovered to pre-pandemic levels, with gross nights growing 23% in Q3 2023 compared to Q3 2019.3 China outbound travel increased over 100% in Q3 2023 compared to a year ago. Smaller Asia Pacific markets such as Taiwan, the Philippines, Thailand, Hong Kong, and Indonesiaall experienced year-over-year growth above 30% for gross nights booked on an origin basis. In addition, we saw more guests return to cities, with high-density urban nights booked increasing by 15% in Q3 2023 compared to Q3 2022. We’ve added nearly 1 million active listings this year. Our active listings grew by 19% in Q3 2023 relative to Q3 2022. We continued to see double-digit supply growth across all regions, with the highest growth in Asia Pacific and Latin America—the two regions that also had the most year-over-year growth in Nights and Experiences Booked. Consistent with the prior quarter, urban and 1, 2 A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter. 3 In July 2022, all mainland China listings were taken down based on our decision to close the domestic business in China and instead focus on the outbound China business. As such, for comparative purposes, references to growth exclude China inbound nights. 4 non-urban supply grew at similar rates year-over-year. With over 7 million active listings, we saw relatively similar growth among individual and professional Hosts and believe the majority of new listings are exclusive to Airbnb. Results from our 2023 Summer Release As part of our May 2023 Summer Release, we made over 50 upgrades to the Airbnb service based on feedback from our Hosts and guests. Here’s an update on a few of them: Pricing Tools Hosts told us that they had trouble setting competitive prices. To address their feedback, we redesigned our pricing tools, made it easier to add weekly and monthly discounts, and launched a Similar Listing feature that lets Hosts compare their listing to others in their area.Since launching these features, almost two-thirds of Hosts now offer weekly or monthly discounts and nearly 1 million Hosts have used Similar Listings. Monthly Stays In May, we took three important steps to help Hosts make longer stays more affordable for their guests. First, we significantly reduced the guest service fee after the third month. Second, we introduced pay by bank for guests in the U.S. And third, we made it easier for Hosts to add monthly discounts. Since then, we’ve seen positive trends, with nights booked for stays of three months or longer in Q3 2023 increasing almost 20% year-over-year. Additionally, the percentage of new active listings that offer a monthly discount increased from approximately 22% to over 50%. Recap from our Fall Update Earlier this year, we received feedback from guests on how we can improve Airbnb. In September, we provided an update on several of their top suggestions: Lower prices and lower cleaning fees—We’ve introduced several features to help Hosts provide more affordable options for guests, from new pricing tools for Hosts to increased price transparency for guests. Our approach is working. While prices are increasing industry-wide, the average nightly price of a one-bedroom listing on Airbnb in September was $120, only 1% higher than it was in the prior year period. In contrast, hotel prices have gone up 10% to $153 over the same period.4 Improvements to search—We’re making it easier for guests to find a place to stay when they travel on popular dates. If supply is limited for a specific search, we’ll now automatically display a carousel to highlight great homes that are available on similar dates. Listing verification in our top five countries—To give guests more peace of mind, we’ve built a new system to verify listings on Airbnb. Once a listing has been verified for location, status as a dwelling, and a host’s ability to access it, it will feature a verified icon. We’ll begin verifying 4 Average global price (USD) of a hotel room compared to a stay in a 1-bedroom home on Airbnb. Prices include all fees but exclude taxes. Sources: CoStar, Airbnb 5 listings in the US, Canada, Australia, UK and France this year, with verified icons appearing on listings starting in February. Next fall, we’ll begin verifying listings in 30 more countries. •Customer service improvements—We want to provide guests with timely and seamless support when they need it. This summer, we answered 94% of calls in English within 2 minutes. We also extended this 2-minute response time to 9 more languages. Starting in November, guests who call customer service will be matched with agents who can resolve their specific issue, faster. November 8: Airbnb 2023 Winter Release We’re excited to announce the upcoming Airbnb 2023 Winter Release on November 8 where we will introduce three major upgrades to help guests understand exactly what to expect before they book. Airbnb 2023 Winter Release Wednesday, November 8 at 9 a.m. EDT

A CLOSER LOOK

Filters

Many guests have asked for specific filters that they wish were part of the search experience. As part of the fall update, we added our community's two most popular requests—a filter for pet-friendly stays and another for king beds.



Filter for king beds

With a new filter under amenities, guests can now search for homes that offer king beds, rather than combing through the details of individual listings.



9:41
Amenities
Features
Pool
Hot tub
Free parking
EV charger
Crib
King bed
Gym
BBQ grill
Breakfast
Indoor fireplace
Clear all
9:41
Filters
Booking options
Instant Book
Book without waiting for the Host to respond
Self check-in
Easy access to the property once you arrive
Allows pets
Bringing a service animal?
Accessibility features
Step-free guest entrance
Guest entrance wider than 32 inches
Step-free path to the guest entrance
Show more
Clear all
Show 700 places



Filter for pet-friendly stays

Guests can now toggle on a pet filter under booking options, making it easier to find homes that allow any animal friends.

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A CLOSER LOOK Search About 30% of guests felt that finding the right home was difficult with our search tools. So we introduced a new feature and a design improvement      that makes it easier to find the perfect stay.*     Redesigned filter button We updated the filter button and     icon, moving the button outside     of the search bar for better visibility     and easier identification. Find stays for similar dates     If there aren’t enough search     results, we’ll automatically show  additional homes and rooms     available for a range of dates close to your original time frame.     Expand search results     Guests who can be flexible with     their dates can click to view     more stays beyond the initial     homes shown, widening their     search even further. 8     * Source: Airbnb Guest Product Global Survey of 1,715 prospective guests in 2023

Q3 2023 Business and Financial Performance Q3 2023 113.2M $18.3B Nights & Experiences Booked Gross Booking Value 14% Y/Y 17% Y/Y 32% Y/4Y 14% Y/Y (ex-FX) 89% Y/4Y During Q3 2023, we had 113.2 million Nights and Experiences Booked—our highest third quarter ever. We saw strong growth across all regions compared to Q3 2022, with Asia Pacific once again leading the way. The increase in Nights and Experiences Booked combined with a modest increase in ADR drove another quarter of strong GBV growth. In Q3 2023, GBV was $18.3 billion, representing a year-over-year increase of 17% (14% ex-FX). Geographic mix In Q3 2023, we saw continued growth in all regions relative to the same period in 2022. Q3 2023 regional highlights included: • In Q3 2023, we saw a modest acceleration in year-over-year growth in North American Nights and Experiences Booked compared to the prior quarter. ADR in North America decreased 1% compared to Q3 2022. While the majority of travel in North America remains domestic, we saw continued strong year-over-year growth in cross-border nights booked during the quarter. In Q3 2023, gross nights booked to North America by guests outside the region increased 25% compared to Q3 2022. • In Q3 2023, we also saw a sequential improvement in the year-over-year growth rate of Nights and Experiences Booked in EMEA compared to the prior quarter. Excluding the impact of FX, our ADR in EMEA increased 6% compared to Q3 2022. Similar to North America, we saw strong year-over-year growth in cross-border nights booked during the quarter. In Q3 2023, gross nights booked to EMEA by guests outside the region increased 11% compared to Q3 2022. • In Latin America, Nights and Experiences Booked were 24% higher than Q3 2022, with continued strength in Mexico and Brazil. When compared to pre-pandemic periods (Q3 2019), Latin America was the fastest growing region during the quarter, with Nights and Experiences Booked nearly doubling. • In Asia Pacific, Nights and Experiences Booked saw a sequential acceleration in year-over-year growth of 27%. This region has historically been reliant on cross-border travel. We remain encouraged by the continuous recovery of cross-border travel, especially to this region. 9

Airbnb’s International Expansion Airbnb is a global brand, and yet there remain many under-penetrated markets across the world. In order to continue scaling Airbnb, we have implemented a playbook consisting of product market fit, raising awareness and driving traffic in several countries. And in these areas, we have seen great results. In addition to the tremendous growth previously shared in Brazil and Germany, we have also seen a significant increase in Korea with gross nights booked on an origin basis 54% higher in Q3 2023 compared to the same pre-pandemic period in 2019. While we currently remain a small part of the overall lodging industry in these markets, we believe that we can continue to build momentum for Airbnb in under-penetrated markets through these efforts. Travel corridors and distance While domestic and short-distance travel continued to be strong, we saw even further improvement in both longer-distance and cross-border travel during Q3 2023 compared to the prior year. In Q3 2023, guests traveling more than 3,000 miles increased 18% compared to Q3 2022 and cross-border represented 45% of total gross nights booked, up from 43% in Q3 2022, but still below 48% in Q3 2019. Urban destinations Consistent with recent quarters, we continue to see increased demand for urban travel, historically one of the strongest areas of our business. Gross nights booked in high-density urban areas represented 49% of our gross nights booked in Q3 2023, up from 48% in Q3 2022, but still below 58% in Q3 2019. Trip length During Q3 2023, long-term stays of 28 days or more remained steadfast, accounting for 18% of gross nights booked. During our 2023 Summer Release, we announced that we would make a number of improvements to help make monthly stays more affordable. As of Q3 2023, roughly a quarter of our nights booked for long-term stays were for trip durations of three months or longer—with nights booked for trips over three months increasing almost 20% compared to Q3 2022. Average daily rates ADR was $161 in Q3 2023, representing a 3% increase from Q3 2022. Excluding the impact of FX, ADR in Q3 2023 increased less than 1% from Q3 2022 partially due to mix shift. On an FX-neutral basis, Q3 2023 ADR was down in North America and Latin America, but up in EMEA and Asia Pacific year-over-year. Supply We ended Q3 2023 with our highest number of active listings. For the second consecutive quarter, active listings grew 19% in Q3 2023 compared to a year ago.5 We saw growth in supply across all market types in Q3 2023 compared to a year ago, including both non-urban and urban supply. We also saw an increase in supply across all regions in Q3 2023 compared to Q3 2022, with the highest growth rates in Latin America and Asia Pacific. 5 In July 2022, all mainland China listings were taken down based on our decision to close the domestic business in China and instead focus on the outbound China business. As such, for comparative purposes, references to supply and supply growth exclude listings in China from prior periods. 10

Regulation In September 2023, Local Law 18 went into effect in New York City resulting in a de facto ban on short-term rentals. We believe the city’s short-term rental rules are a blow to its tourism economy and the thousands of New Yorkers and small businesses in the outer boroughs who rely on home sharing and tourism dollars to help make ends meet. Prior to September, New York City represented approximately 1% of Airbnb global revenue. Approximately 80% of our top 200 markets by revenue already have some form of regulation. 11

Q3 2023

$3.4B

Revenue
18% Y/Y
14% Y/Y (ex-FX)
107% Y/4Y

$4.4B

Net Income
$1.6B ex-VA
$4.3B ex-FX
$1.2B Q3 2022
$266M Q3 2019

$1.8B

Adjusted EBITDA
26% Y/Y
20% Y/Y (ex-FX)
486% Y/4Y

$1.3B

Net Cash Provided by (Used in) Operating Activities
$964M Q3 2022
$(43)M Q3 2019

$1.3B

Free Cash Flow
$958M Q3 2022
$(75)M Q3 2019

In Q3 2023, revenue was $3.4 billion, representing a year-over-year increase of 18% (14% ex-FX). The increase in revenue was driven by the strong growth in Nights and Experiences Booked and a modest increase in ADR. In Q3 2023, approximately 58% of our GAAP revenue was denominated in non-USD currencies, while a minority of our total costs and expenses were denominated in non-USD currencies.

Operating expenses in Q3 2023 included the impact of $286 million of stock-based compensation expense, which is excluded from Adjusted EBITDA. All operating expense line-items (excluding the impact of stock-based compensation expense), with the exception of general and administrative, increased more slowly year-over-year than revenue, allowing for considerable margin expansion. General and administrative expense included approximately $49 million related to lodging taxes.

In Q3, GAAP net income of $4.4 billion was impacted by a $2.8 billion one-time, non-cash income tax benefit from the release of a valuation allowance on certain of our deferred tax assets. Excluding the impact of this one-time transaction, Adjusted Net Income was $1.6 billion, significantly higher than net income of $1.2 billion in Q3 2022 primarily driven by higher revenue, expense discipline and interest income. Relative to Q3 2022, net income margin (excluding the release of a valuation allowance) increased 5 percentage points (from 42% in Q3 2022 to 47% in Q3 2023). In connection with the release of the valuation allowance, we recognized the corresponding deferred tax assets, primarily comprised of our net operating loss carry forwards and research and development credits, on our balance sheet.

Adjusted EBITDA in Q3 2023 was a record $1.8 billion, an improvement compared to Adjusted EBITDA of $1.5 billion in Q3 2022.[6] The growth in our Q3 2023 Adjusted EBITDA reflects the continued strength of our business, strong ADR, and cost discipline. Relative to Q3 2022, Adjusted EBITDA margin increased

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[6] A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter.

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3 percentage points (from 51% in Q3 2022 to 54% in Q3 2023), consistent with our expectations for Q3 2023 Adjusted EBITDA margin to exceed the prior year. In 2023, we pulled forward the timing of marketing spend to be more heavily weighted in the first half of the year as compared to 2022. We continue to see great results from our brand marketing across all key markets as we optimize the channel and audience mix. We are also making continuous improvements in performance marketing that are resulting in high ROIs. Stock-Based Compensation For full-year 2023, we expect our stock-based compensation (“SBC”) expense to be approximately 20% higher than in full-year 2022. We anticipate a similar year-over-year growth rate for SBC expense in 2024. The increase in SBC expense exceeds the pace of headcount growth anticipated over the same time period due to the accounting for our restricted stock unit (“RSU”) awards, which has changed over time. Beyond 2024, after the last of the double-trigger RSUs (which we stopped issuing after our IPO in December 2020) have vested or expired, we anticipate that SBC expense will grow largely in-line with headcount growth. 13

Quarterly Revenue ($M)

Revenue of $3.4 billion grew 18% from Q3 2022 driven by strength in travel demand and an FX tailwind.



$4,000M
$3,000M
$2,000M
$1,000M
$0M
30%
$1,645
29%
$2,884
18%
$3,397
Q3 2019
Q3 2022
Q3 2023
Y/Y Change

Quarterly Net Income ($M)

Q3 net income of $4.4 billion, an improvement of $3.2 billion from Q3 2022, largely due a $2.8 billion one-time tax benefit from the release of a valuation allowance on certain deferred tax assets.



$4,500M
$3,000M
$1,500M
$0M
16%
$266
42%
$1,214
129%
$2,769*
$1,605
Q3 2019
Q3 2022
Q3 2023
Net income % of revenue
* Represents the tax benefit related to the release of the valuation allowance

Quarterly Adjusted EBITDA ($M)

Our highest Q3 Adjusted EBITDA ever, representing a 26% increase from Q3 2022.



$2,000M
$1,500M
$1,000M
$500M
$0M
19%
$313
51%
$1,457
54%
$1,834
Q3 2019
Q3 2022
Q3 2023
Adjusted EBITDA % of revenue

14

Quarterly Net Cash Provided by (Used in) Operating Activities ($M)

Q3 2023 cash provided by operating activities was $1.3 billion.



$1,500M
$100M
$500M
$0M
$(500M)
39%
$1,325
33%
$964
$(43)
(3)%
Q3 2019
Q3 2022
Q3 2023
Net cash provided by (used in) operating activities % of revenue

Quarterly Free Cash Flow ($M)

We generated $1.3 billion of Free Cash Flow.



$1,500M
$1,000M
$500M
$0M
$(500)M
39%
$1,310
33%
$958
$(75)
(5)%
Q3 2019
Q3 2022
Q3 2023
Free Cash Flow % of revenue

TTM Free Cash Flow ($M)

We generated $4.2 billion of TTM Free Cash Flow.



$6,000M
$4,500M
$3,000M
$1,500M
$0M
44%
$4,246
41%
$3,328
4%
$198
Q3 2019
Q3 2022
Q3 2023
TTM Free Cash Flow % of TTM revenue

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Shares (M) We repurchased $500M of Class A common stock during Q3 2023 to help manage the impact of share dilution. 800M 702 Stock Based Awards & 698 681 Warrants Outstanding 76 65 42 Common Shares 600M Outstanding 626 633 639 400M 200M 0M Sept 2021 Sept 2022 Sept 2023 16

Balance Sheet and Cash Flows For the three months ended September 30, 2023, we reported $1.3 billion of net cash provided by operating activities and $1.3 billion of FCF, compared to $964 million and $958 million, respectively, for the three months ended September 30, 2022.7 The year-over-year increase in FCF was driven by revenue and bookings growth as well as Adjusted Net Income Margin. As of September 30, 2023, we had $11.0 billion of cash, cash equivalents, short-term investments, and restricted cash. We also had $6.0 billion of funds held on behalf of guests as of September 30, 2023. In May 2023, we announced a new share repurchase authorization of up to $2.5 billion of our Class A common stock. During Q3 2023, we repurchased $500 million of Class A common stock under this authorization and have now repurchased a total of $1 billion under this authorization. The share repurchase program has enabled us to offset dilution from our employee stock programs. Outlook For Q4 2023, we expect to deliver revenue of $2.13 billion to $2.17 billion. This represents year-over-year growth of between 12% and 14%, which is relatively stable growth compared to Q3 2023 excluding the impact of FX. We anticipate that our implied take rate (defined as revenue divided by GBV) in Q4 2023 will be slightly higher than Q4 2022. Q3 was a record-breaking summer travel season for our business. We are seeing greater volatility early in Q4, and are closely monitoring macroeconomic trends and geopolitical conflicts that may impact travel demand. We currently expect our nights booked growth in Q4 2023 to moderate relative to Q3 2023. Meanwhile, we expect ADR in Q4 2023 to be stable to slightly up compared to the same period last year. Turning to profitability, we expect a record-high fourth quarter Adjusted EBITDA in 2023 on a nominal basis and an Adjusted EBITDA margin that exceeds Q4 2022. As a result, we expect an Adjusted EBITDA margin for full-year 2023 that is approximately 150 bps higher than full-year 2022. Earnings Webcast Airbnb will host an audio webcast to discuss its third quarter results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, November 1, 2023. The link to the webcast will be made available on the Investor Relations website at https://investors.airbnb.com Interested parties can register for the call in advance by visiting https://conferencingportals.com/event/ FVOwnvQj. After registering, instructions will be shared on how to join the call. Following the call, a replay of the webcast will be available on the Airbnb Investor Relations website. A telephonic replay will be also available for three weeks following the call at (800) 770-2030 using conference ID: 24053. 7 A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this letter. 17

Investor Relations Contact: ir@airbnb.com Press Contact: contact.press@airbnb.com About Airbnb Airbnb was born in 2007 when two Hosts welcomed three guests to their San Francisco home, and has since grown to over 4 million Hosts who have welcomed over 1.5 billion guest arrivals in almost every country across the globe. Every day, Hosts offer unique stays and experiences that make it possible for guests to connect with communities in a more authentic way. Forward-Looking Statements This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Airbnb, Inc. and its consolidated subsidiaries (the “Company”), including its financial outlook for the fourth quarter of 2023 and the fiscal year 2023; the other expectations described under “Outlook” above; the Company’s expectations regarding travel trends and the travel industry generally; the Company’s strategic priorities and investments; the Company’s expectations with respect to the demand for bookings, and expectations with respect to increases in active listings; the Company’s expectations regarding cross-border travel; the Company’s expectation of attracting and retaining more Hosts; the growth of active listings; the Company’s expectations regarding international expansion; the Company’s expectations regarding long-term stays through its platform; the Company’s expectations regarding its financial performance, including its revenue, implied take rate, Adjusted EBITDA, and Adjusted EBITDA margin; the Company’s expectations regarding future operating performance, including Nights and Experiences Booked and GBV; the Company’s expectations regarding ADR; the Company’s expectations with respect to stock-based compensation expense; the Company’s share repurchase program; expectations for product and services growth and enhancements, including the ongoing impact and results from the Company’s 2023 Summer Release; the impact on the Company’s financial statements of the reduction of its tax valuation allowance and recognition of its net operating loss carry forwards and research and development credits as tax assets on the Company’s balance sheet; and the Company’s business strategy, plans, and objectives for future operations. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “outlook,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements, and reported results should not be considered as an indication of future performance. 18

Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the effects of the COVID-19 pandemic on the Company’s business, including as a result of new strains or variants of the virus, the travel industry, travel trends, and the global economy generally; the Company’s ability to retain existing Hosts and guests and add new Hosts and guests; any further and continued decline or disruption in the travel and hospitality industries or economic downturn; the Company’s ability to compete successfully; changes to the laws and regulations that may limit the Company’s Hosts’ ability and willingness to provide their listings, and/or result in significant fines, liabilities, and penalties to the Company, including short-term rental laws in New York City, for example; the effect of extensive regulation and oversight, litigation, and other proceedings related to the Company’s business in a variety of areas; the Company’s ability to maintain its brand and reputation, and effectively drive traffic to its platform; the effectiveness of the Company’s strategy and business initiatives, including measures to improve trust and safety; the Company’s operations in international markets; the Company’s level of indebtedness; the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures; and changes in political, business, and economic conditions; as well as other risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and any subsequent filings, which are or will be on file with the SEC and available on the investor relations page of the Company’s website. All forward looking statements are based on information and estimates available to the Company at the time of this letter and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter.The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this letter Non-GAAP Financial Measures In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we review financial measures that are not calculated and presented in accordance with GAAP (“non-GAAP financial measures”). We believe our non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial information, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is provided below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Our non-GAAP financial measures include Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, trailing twelve months (“TTM”) 19

Free Cash Flow, TTM Free Cash Flow Margin, revenue change excluding the effect of changes in foreign exchange rates (“ex-FX”), net income ex-FX, and Adjusted EBITDA ex-FX. Adjusted Net Income is defined as net income adjusted for a one-time income tax benefit from the release of a VA on certain deferred tax assets. Adjusted Net Income Margin is defined as Adjusted Net Income divided by revenue. Adjusted EBITDA is defined as net income or loss adjusted for (i) provision for (benefit from) income taxes; (ii) interest income, interest expense, and other income (expense), net; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) acquisition-related impacts consisting of gains (losses) recognized on changes in the fair value of contingent consideration arrangements; (vi) net changes to the reserves for lodging taxes for which management believes it is probable that we may be held jointly liable with Hosts for collecting and remitting such taxes; and (vii) restructuring charges. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. Reconciliations of expected Adjusted EBITDA and Adjusted EBITDA margins to corresponding net income (loss) and net income (loss) margins have not been provided because of the unpredictability of certain of the items excluded from Adjusted EBITDA and because we cannot determine their probable significance. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA in this letter because it is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Adjusted EBITDA also excludes certain items related to transactional tax matters, for which management believes it is probable that we may be held jointly liable with Hosts in certain jurisdictions. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following: • Adjusted EBITDA does not reflect interest income (expense) and other income (expense), net, which include loss on extinguishment of debt and unrealized and realized gains and losses on foreign currency exchange, investments, and financial instruments; • Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements; • Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; 20

• Adjusted EBITDA excludes acquisition-related impacts consisting of gains (losses) recognized on changes in the fair value of contingent consideration arrangements. The contingent consideration, which was in the form of equity, was valued as of the acquisition date and is marked-to-market at each reporting period based on factors including our stock price; • Adjusted EBITDA does not reflect net changes to reserves for lodging taxes for which management believes it is probable that we may be held jointly liable with Hosts for collecting and remitting such taxes; and • Adjusted EBITDA does not reflect restructuring charges, which include severance and other employee costs, lease impairments, and contract amendments and terminations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss) and our other GAAP results. Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business, growth through acquisitions, and strengthening our balance sheet. Our Free Cash Flow is impacted by the timing of GBV because we collect our service fees at the time of booking, which is generally before a stay or experience occurs. Funds held on behalf of our Hosts and guests and amounts payable to our Hosts and guests do not impact Free Cash Flow, except interest earned on these funds. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. We track our TTM Free Cash Flow to account for the timing difference in when we receive cash from service fees, which is at the time of booking. Free Cash Flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by (used in) operating activities. Free Cash Flow does not reflect our ability to meet future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. TTM Free Cash Flow Margin is defined as TTM Free Cash Flow divided by TTM revenue. In addition to the actual amount or percentage change, we disclose the amount or percentage change in our current period results for revenue, GBV, net income (loss), Adjusted EBITDA, and ADR from the corresponding prior period results by comparing results using constant currencies. We present constant currency amounts and change rate information to provide a framework for assessing how our revenue, GBV, net income (loss), Adjusted EBITDA, and ADR performed excluding the effect of changes in foreign exchange rates. We use the amounts and percentage change in constant currency revenues, GBV, net income (loss), Adjusted EBITDA, and ADR for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe the presentation of results on a constant currency basis in addition to the U.S. GAAP presentation helps improve the ability to understand our performance because it excludes the effects of foreign currency volatility that are not indicative of our core operating results. We calculate the percentage change in constant currency by determining the change in the current period over the prior comparable period where current period foreign currency amounts are translated using the exchange rates of the comparative period. 21

Share Repurchases Share repurchases under our share repurchase program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades or accelerated share repurchase transactions, or by any combination of such methods. Any such repurchases will be made from time to time subject to market and economic conditions, applicable legal requirements and other relevant factors. Our share repurchase program does not obligate us to repurchase any specific number of shares and may be modified, suspended, or terminated at any time at our discretion. 22

Quarterly Summary

	2019				2022				2023		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Nights and Experiences Booked	81.3M	83.9M	85.9M	75.8M	102.1M	103.7M	99.7M	88.2M	121.1M	115.1M	113.2M
Y/Y					59%	25%	25%	20%	19%	11%	14%
Y/2019					26%	24%	16%	16%	49%	37%	32%
Gross Booking Value	$9.9B	$9.9B	$9.6B	$8.6B	$17.2B	$17.0B	$15.6B	$13.5B	$20.4B	$19.1B	$18.3B
Y/Y					67%	27%	31%	20%	19%	13%	17%
Y/2019					73%	73%	62%	58%	105%	94%	89%
Gross Booking Value per Night and Experience Booked (or ADR)	$122.36	$117.14	$112.39	$112.63	$168.07	$163.74	$156.44	$152.81	$168.43	$166.01	$161.38
Y/Y					5%	1%	5%	(1%)	—%	1%	3%
Y/2019					37%	40%	39%	36%	38%	42%	44%

	2019				2022				2023		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue	$839M	$1,214M	$1,645M	$1,107M	$1,509M	$2,104M	$2,884M	$1,902M	$1,818M	$2,484M	$3,397M
Y/Y	31%	34%	30%	32%	70%	58%	29%	24%	20%	18%	18%
FX Neutral Y/Y					74%	64%	36%	31%	24%	19%	14%
Y/2019					80%	73%	75%	72%	117%	105%	107%
Net income (loss)	$(292)M	$(297)M	$266M	$(351)M	$(19)M	$379M	$1,214M	$319M	$117M	$650M	$4,374M
Adjusted EBITDA	$(248)M	$(42)M	$313M	$(276)M	$229M	$711M	$1,457M	$506M	$262M	$819M	$1,834M
Net cash provided by (used in) operating activities	$314M	$152M	$(43)M	$(190)M	$1,202M	$801M	$964M	$463M	$1,587M	$909M	$1,325M
Free Cash Flow	$277M	$122M	$(75)M	$(216)M	$1,196M	$796M	$958M	$455M	$1,581M	$900M	$1,310M
TTM Net cash provided by operating activities	$591M	$461M	$321M	$233M	$2,909M	$2,920M	$3,349M	$3,430M	$3,815M	$3,923M	$4,284M
TTM Free Cash Flow	$495M	$349M	$198M	$108M	$2,886M	$2,899M	$3,328M	$3,405M	$3,790M	$3,894M	$4,246M

	2019				2022				2023		
	Mar 31	Jun 30	Sept 30	Dec 31	Mar 31	Jun 30	Sept 30	Dec 31	Mar 31	Jun 30	Sept 30
Cash and other liquid assets (1)	$3,480M	$3,407M	$3,350M	$3,084M	$9,337M	$9,910M	$9,629M	$9,639M	$10,624M	$10,369M	$10,986M
Funds receivable and amounts held on behalf of customers	$3,800M	$4,432M	$2,919M	$3,145M	$6,105M	$7,466M	$4,805M	$4,783M	$7,760M	$9,144M	$5,986M
Unearned fees	$966M	$1,050M	$665M	$675M	$1,748M	$1,981M	$1,220M	$1,182M	$2,172M	$2,347M	$1,467M

[1] Includes cash and cash equivalents, restricted cash, and short-term investments.

23

Condensed Consolidated Statements of Operations Unaudited (in millions, except per share amounts) Three Months Ended Nine Months Ended September 30 September 30 2022 2023 2022 2023 Revenue $2,884 $3,397 $6,497 $7,699 Costs and expenses: Cost of revenue 401 459 1,154 1,319 Operations and support (1) 290 316 781 915 Product development (1) 366 419 1,104 1,290 Sales and marketing (1) 384 403 1,108 1,339 General and administrative (1) 240 304 694 822 Restructuring charges (1) — — 89 —Total costs and expenses 1,681 1,901 4,930 5,685 Income from operations 1,203 1,496 1,567 2,014 Interest income 59 192 84 529 Interest expense (5) (6) (19) (12) Other income (expense), net 13 (3) 13 (46) Income before income taxes 1,270 1,679 1,645 2,485 Provision for (benefit from) income taxes 56 (2,695) 71 (2,656) Net income $1,214 $4,374 $1,574 $5,141 Net income per share attributable to Class A and Class B common stockholders: Basic $1.90 $6.83 $2.47 $8.08 Diluted $1.79 $6.63 $2.31 $7.74 Weighted-average shares used in computing net income per share attributable to Class A and Class B common stockholders: Basic 639 640 637 636 Diluted 680 660 683 665 (1) Includes stock-based compensation expense as follows (in millions): Three Months Ended Nine Months Ended September 30 September 30 2022 2023 2022 2023 Operations and support $18 $17 $47 $51 Product development 135 175 398 515 Sales and marketing 28 33 78 97 General and administrative 53 61 153 167 Stock-based compensation expense $234 $286 $676 $830 24

Condensed Consolidated Balance Sheets Unaudited (in millions) December 31, 2022 September 30, 2023 Assets Current assets: Cash and cash equivalents $7,378 $8,175 Short-term investments 2,244 2,787 Funds receivable and amounts held on behalf of customers 4,783 5,986 Prepaids and other current assets 456 575 Total current assets 14,861 17,523 Property and equipment, net 121 147 Operating lease right-of-use assets 138 123 Goodwill and intangible assets, net 684 676 Deferred tax assets 16 2,775 Other assets, noncurrent 218 195 Total assets $16,038 $21,439 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $137 $163 Accrued expenses and other current liabilities 1,876 2,205 Funds payable and amounts payable to customers 4,783 5,986 Unearned fees 1,182 1,467 Total current liabilities 7,978 9,821 Long-term debt 1,987 1,990 Operating lease liabilities, noncurrent 295 265 Other liabilities, noncurrent 218 240 Total liabilities 10,478 12,316 Stockholders’ equity: Common stock — —Additional paid-in capital 11,557 11,452 Accumulated other comprehensive loss (32) (5) Accumulated deficit (5,965) (2,324) Total stockholders’ equity 5,560 9,123 Total liabilities and stockholders’ equity $16,038 $21,43925

Condensed Consolidated Statements of Cash Flows Unaudited (in millions) Nine Months Ended September 30 2022 2023 Cash flows from operating activities: Net income $1,574 $5,141 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 68 28 Stock-based compensation expense 676 830 Deferred income taxes 15 (2,759) Foreign exchange (gain) loss 83 (49) Impairment of long-lived assets 89 —Other, net 45 40 Changes in operating assets and liabilities: Prepaids and other assets (185) (56) Operating lease right-of-use assets 27 14 Accounts payable 39 27 Accrued expenses and other liabilities 217 321 Unearned fees 319 284 Net cash provided by operating activities 2,967 3,821 Cash flows from investing activities: Purchases of property and equipment (17) (30) Purchases of short-term investments (3,015) (2,365) Sales and maturities of short-term investments 3,149 1,828 Other investing activities, net (2) —Net cash provided by (used in) investing activities 115 (567) Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (491) (1,023) Proceeds from exercise of stock options 19 37 Proceeds from the issuance of common stock under employee stock 20 31 purchase plan Repurchases of common stock (1,000) (1,500) Change in funds payable and amounts payable to customers 1,527 1,196 Net cash provided by (used in) financing activities 75 (1,259) Effect of exchange rate changes on cash, cash equivalents, and (625) (10) restricted cash Net increase in cash, cash equivalents, and restricted cash 2,532 1,985 Cash, cash equivalents, and restricted cash, beginning of period 9,727 12,103 Cash, cash equivalents, and restricted cash, end of period $12,259 $14,088 26

Key Business Metrics Three Months Ended Nine Months Ended September 30 September 30 2022 2023 2022 2023 Nights and Experiences Booked 99.7M 113.2M 305.5M 349.4M Gross Booking Value $15.6B $18.3B $49.7B $57.8B We track certain key business metrics to measure our performance, identify trends, formulate financial projections, and make strategic decisions. Our key business metrics include GBV and Nights and Experiences Booked. GBV represents the dollar value of bookings on our platform in a period and is inclusive of Host earnings, service fees, cleaning fees, and taxes, net of cancellations and alterations that occurred during that period. Nights and Experiences Booked on our platform in a period represents the sum of the total number of nights booked for stays and the total number of seats booked for experiences, net of cancellations and alterations that occurred in that period. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way. 27

Reconciliations of Non-GAAP Financial Measures

The following is a reconciliation of Adjusted EBITDA to the most comparable GAAP measure, net income (loss).

Adjusted EBITDA Reconciliation

(in millions, except percentages)

	Three Months Ended										
	Mar 31 2019	Jun 30 2019	Sept 30 2019	Dec 31 2019	Mar 31 2022	Jun 30 2022	Sept 30 2022	Dec 31 2022	Mar 31 2023	Jun 30 2023	Sept 30 2023
Revenue	$839	$1,214	$1,645	$1,107	$1,509	$2,104	$2,884	$1,902	$1,818	$2,484	$3,397
Net income (loss)	$(292)	$(297)	$266	$(351)	$(19)	$379	$1,214	$319	$117	$650	$4,374
Adjusted to exclude the following:											
Provision for income taxes	13	226	14	10	11	4	56	25	13	26	(2,695)
Other (income) expense, net	(7)	(6)	(29)	28	2	(2)	(13)	(12)	7	36	3
Interest expense	2	2	3	3	6	8	5	5	4	2	6
Interest income	(22)	(25)	(22)	(18)	(5)	(20)	(59)	(102)	(146)	(191)	(192)
Depreciation and amortization	21	24	31	38	29	26	13	13	11	9	8
Stock-based compensation expense (1)	14	18	40	26	195	247	234	254	240	304	286
Acquisition-related impacts	—	—	—	—	11	(22)	1	(2)	12	(15)	3
Net changes in lodging tax reserves	23	16	10	(12)	(1)	2	6	6	4	(2)	41
Restructuring charges	—	—	—	—	—	89	—	—	—	—	—
Adjusted EBITDA	$(248)	$(42)	$313	$(276)	$229	$711	$1,457	$506	$262	$819	$1,834
Net income (loss) margin	(35%)	(24%)	16%	(32%)	(1%)	18%	42%	17%	6%	26%	129%
Adjusted EBITDA margin	(30%)	(3%)	19%	(25%)	15%	34%	51%	27%	14%	33%	54%

[1] Excludes stock-based compensation related to restructuring, which is included in restructuring charges in the table above.

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The following is a reconciliation of Free Cash Flow to the most comparable GAAP measure, net cash provided by (used in) operating activities.

Free Cash Flow Reconciliation

(in millions, except percentages)

											Three Months Ended
	Mar 31 2019	Jun 30 2019	Sept 30 2019	Dec 31 2019	Mar 31 2022	Jun 30 2022	Sept 30 2022	Dec 31 2022	Mar 31 2023	Jun 30 2023	Sept 30 2023
Revenue	$839	$1,214	$1,645	$1,107	$1,509	$2,104	$2,884	$1,902	$1,818	$2,484	$3,397
TTM Revenue	$3,848	$4,159	$4,539	$4,805	$6,614	$7,383	$8,029	$8,399	$8,708	$9,088	$9,601
Net cash provided by (used in) operating activities	$314	$152	$(43)	$(190)	$1,202	$801	$964	$463	$1,587	$909	$1,325
Purchases of property and equipment	(37)	(30)	(32)	(26)	(6)	(5)	(6)	(8)	(6)	(9)	(15)
Free Cash Flow	$277	$122	$(75)	$(216)	$1,196	$796	$958	$455	$1,581	$900	$1,310
Net cash provided by (used in) operating activities margin	37%	13%	(3%)	(17%)	80%	38%	33%	24%	87%	37%	39%
Free Cash Flow margin	33%	10%	(5%)	(20%)	79%	38%	33%	24%	87%	36%	39%
TTM Net cash provided by operating activities	$591	$461	$321	$233	$2,909	$2,920	$3,349	$3,430	$3,815	$3,923	$4,284
TTM Free Cash Flow	$495	$349	$198	$108	$2,886	$2,899	$3,328	$3,405	$3,790	$3,894	$4,246
TTM Net cash provided by operating activities margin	15%	11%	7%	5%	44%	40%	42%	41%	44%	43%	45%
TTM Free Cash Flow margin	13%	8%	4%	2%	44%	39%	41%	41%	44%	43%	44%
Other cash flow components:											
Net cash provided by (used in) investing activities	$42	$(110)	$18	$(297)	$(197)	$368	$(56)	$(143)	$(183)	$(20)	$(364)
Net cash provided by (used in) financing activities	$1,480	$625	$(1,425)	$165	$2,204	$1,445	$(3,574)	$(764)	$2,286	$167	$(3,712)

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The following is a reconciliation of operating expense line items less stock-based compensation and acquisition-related impacts consisting of gains (losses) recognized on changes in the fair value of contingent consideration arrangements. Reconciliation of Non-GAAP Operating Expenses (in millions) Three Months Ended Nine Months Ended September 30 September 30 2022 2023 2022 2023 Operations and support $290 $316 $781 $915 Less: Stock-based compensation (18) (17) (47) (51) Operations and support excluding $272 $299 $734 $864 stock-based compensation Product development $366 $419 $1,104 $1,290 Less: Stock-based compensation (135) (175) (398) (515) Product development excluding $231 $244 $706 $775 stock-based compensation Sales and marketing $384 $403 $1,108 $1,339 Less: Stock-based compensation (28) (33) (78) (97) Less: Acquisition-related impacts (1) (3) 10 —Sales and marketing excluding stock-based $355 $367 $1,040 $1,242 compensation and acquisition-related impacts General and administrative $240 $304 $694 $822 Less: Stock-based compensation (53) (61) (153) (167) General and administrative excluding $187 $243 $541 $655 stock-based compensation 30